Innovid Reports Q3 2023 Financial Results

•Q3 revenue increased to $36.2 million, up 5% year-over-year
•CTV revenue from Ad Serving and Personalization, up 9% year-over-year
•Company raises full year 2023 guidance

NEW YORK, November 8, 2023 /PRNewswire/ -- Innovid Corp. (NYSE:CTV) (the "Company"), an independent advertising platform for delivery, personalization, and measurement of converged TV across linear, connected TV (CTV), and digital, today announced financial results for the third fiscal quarter ended September 30, 2023.
“I am pleased to report we delivered a strong third quarter - exceeding our prior guidance for both revenue and Adjusted EBITDA*, positioning us to raise our full year guidance,” said Zvika Netter, Co-Founder and CEO. "Importantly, we significantly increased Adjusted EBITDA* margins to 18%, up from 8% in the prior year period and we generated $4.1 million in positive Free Cash Flow* this quarter. Our Q3 results are evidence of our increased operational efficiency and our focus on profitable growth. Looking ahead, we are optimistic about future growth and our ability to expand our moat as a leader in building critical technology for the future of TV advertising.”

Third Quarter 2023 Financial Summary

•Revenue increased to $36.2 million, reflecting year-over-year growth of 5%.
•CTV revenue, from Ad Serving and Personalization, increased to $14.4 million, up 9% year-over-year.
•Measurement contributed $8.4 million, up 8% year-over-year, representing 23% of revenue.
•Net loss was $2.7 million, compared to a net loss of $11.8 million for the same period in 2022.
•Adjusted EBITDA* more than doubled to $6.5 million, compared to $2.9 million for the same period in 2022, representing 18% Adjusted EBITDA margin.
•Free cash flow* increased 78% to $4.1 million, compared to $2.3 million in the same period in 2022.
•Cash and cash equivalents as of September 30, 2023 increased from the prior quarter by $4.3 million, to a total of $47.7 million.

Recent Business Highlights

•CTV accounted for 55% of all video impressions served in Q3 2023.
•Significant customer wins this quarter included Revlon, Fanatics, Bausch Health, and OnRunning.
•Existing premium publisher partners such as NBC Universal expanded their usage commitment for our measurement solution to help prove the value of their inventory to advertisers.
•We announced the launch of Instant Optimization, a machine-learning solution that empowers converged TV marketers with the ability to immediately optimize ad performance as the campaign is running.
•Innovid will be hosting an Investor Day detailing the company's vision, market opportunities, and product innovation on November 30, 2023 in New York City. Please find additional information here.

Financial Outlook

Innovid is providing the following financial guidance for Q4 and full year 2023:
•Q4 2023 revenue in a range between $35 million and $37 million.
•Q4 2023 Adjusted EBITDA* in a range between $5.5 million and $7.5 million.

FY 2023 revenue in a range between $136 million and $138 million.
•FY 2023 Adjusted EBITDA* in a range between $16.6 and $18.6 million for the full year with an Adjusted EBITDA margin* of at least 12% for the full year.

*See Use of Non-GAAP Financial Information and Reconciliation of GAAP to Non-GAAP Financial Measures table.

Conference Call

The Company will host a conference call and webcast to discuss third quarter 2023 financial results today at 8:30 a.m. Eastern Time. Hosting the call will be Zvika Netter, Co-founder and Chief Executive Officer and Anthony Callini, Chief Financial Officer. The conference call will be available via webcast at investors.innovid.com. To participate via telephone, please dial 877-407-3211 (toll free) or 201-389-0862, and click here for international dial-ins. Following the call, a replay of the webcast will be available for 90 days on the Innovid Investor Relations website.
Non-GAAP Measures and Certain Operational Metrics

Innovid prepares unaudited interim condensed consolidated financial statements in accordance with U.S. generally accepted accounting principles ("GAAP"). Innovid also discloses and discusses non-GAAP financial measures such as Adjusted EBITDA and Adjusted EBITDA margin and Free Cash Flow.

We use Adjusted EBITDA, Adjusted EBITDA margin and Free Cash Flow as measures of operational efficiency to understand and evaluate our core business operations. We believe that these non-GAAP financial measures are also useful to investors for period-to-period comparisons of our core business. Additionally, these figures provide an understanding and evaluation of our trends when comparing our operating results, on a consistent basis, by excluding items that we do not believe are indicative of our core operating performance.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of these measures are:
•they do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not reflect our capital expenditures or future requirements for capital expenditures or contractual commitments;
•they do not reflect costs of acquiring and integrating businesses, which will continue to be a part of our growth strategy;
•they do not reflect one-time, non-recurring, bonus costs and third party costs associated with the SPAC merger transaction and regulatory filings;
•they do not reflect goodwill impairment;
•they do not reflect severance costs;
•they do not reflect income tax expense or the cash requirements to pay income taxes;
•they do not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt; and
•although depreciation and amortization are non-cash charges related mainly to intangible assets and amortization of software development costs, certain assets being depreciated and amortized will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

Adjusted EBITDA is defined as net loss attributable to Innovid, excluding (1) depreciation, amortization and long-lived assets impairment, (2) goodwill impairment, (3) stock-based compensation, (4) finance (income) expenses, net, (5) transaction related expenses, (6) acquisition related expenses, (7) retention bonus expenses, (8) legal claims, (9) severance cost, (9) other, and (10) taxes on income.

We calculate Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue.

We define Free Cash Flow as net cash provided by operating activities less capital expenditures.

Other companies in our industry may calculate the above described non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure. You should compensate for these limitations by relying primarily on our US GAAP results and using the non-GAAP financial measures only supplementally.

Innovid has provided a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin to net (loss) income, the most directly comparable GAAP measure, for historical periods in the appendix hereto. We also have provided reconciliation of Free Cash Flow to net cash provided by operating activities. We are not able to provide a reconciliation of the projected Adjusted EBITDA or Adjusted EBITDA margin to expected net (loss) income attributable to Innovid for the fourth quarter of 2023 or the full-year 2023, without unreasonable effort. This is due to the unknown effect, timing, and potential significance of the effects of taxes on income in multiple jurisdictions, finance (income)/expenses including valuations, among others. These items have in the past, and may in the future, significantly affect GAAP results in a particular period.

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1996. The Company's actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," "aim," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's expectations regarding its future financial results and expected growth. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results, including Innovid's ability to achieve and, if achieved, maintain profitability, decrease and/or changes in CTV audience viewership behavior, Innovid's failure to make the right investment decisions or to innovate and develop new solutions, inaccurate estimates or projections of future financial performance, Innovid's failure to manage growth effectively, the dependence of Innovid's revenues and business on the overall demand for advertising and a limited number of advertising agencies and advertisers, the actual or potential impacts of international conflicts and humanitarian crises on global markets, the rejection of digital advertising by consumers, future restrictions on Innovid's ability to collect, use and disclose data, market pressure resulting in a reduction of Innovid's revenues per impression, Innovid's failure to adequately scale its platform infrastructure, exposure to fines and liability if advertisers, publishers and data providers do not obtain necessary and requisite consents from consumers for Innovid to process their personal data, competition for employee talent, seasonal fluctuations in advertising activity, payment-related risks, interruptions or delays in services from third parties, errors, defects, or unintended performance problems in Innovid's platform, intense market competition, failure to comply with the terms of third party open source components, changes in tax laws or tax rulings, failure to maintain an effective system of internal controls over financial reporting, failure to comply with data privacy and data protection laws, infringement of third-party intellectual property rights, difficulty in enforcing Innovid's own intellectual property rights, system failures, security breaches or cyberattacks, additional financing if required may not be available, the volatility of the price of Innovid's common stock and warrants, and other important factors discussed under the caption "Risk Factors" in Innovid's Annual Report on Form 10-K filed with the SEC on March 3, 2023, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC's website at www.sec.gov and the Investors Relations section of Innovid's website at investors.innovid.com. You should carefully consider the risks and uncertainties described in the documents filed by the Company from time to time with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the Company's control and are difficult to predict. The Company cautions not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

About Innovid
Innovid (NYSE: CTV) powers advertising delivery, personalization, and measurement across linear, connected TV (CTV) and digital for the world's largest brands. Through a global infrastructure that enables cross-platform ad serving, data-driven creative, and measurement, Innovid offers its clients always-on intelligence to optimize advertising investment across channels, platforms, screens, and devices. Innovid is an independent platform that leads the market in converged TV innovation, through proprietary technology and exclusive partnerships designed to reimagine TV advertising. Headquartered in New York City, Innovid serves a global client base through offices across the Americas, Europe, and Asia Pacific. To learn more, visit innovid.com or follow us on LinkedIn or Twitter.

Contacts

Investor Contact
Brinlea Johnson
IR@innovid.com

Media Contacts
Megan Garnett Coyle
megan@innovid.com

Caroline Yodice
cyodice@daddibrand.com

INNOVID, CORP. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except stock and per stock data)

	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Cash and cash equivalents	$47,680	$37,541
Short-term bank deposits	—	10,000
Trade receivables, net (allowance for credit losses of $270 and $65 at September 30, 2023, and December 31, 2022, respectively)	43,559	43,653
Prepaid expenses and other current assets	3,905	2,640
Total current assets	95,144	93,834
Long-term deposit	253	277
Long-term restricted deposits	387	430
Property and equipment, net	18,097	14,322
Goodwill	102,473	116,976
Intangible assets, net	26,529	29,918
Operating lease right of use asset	1,559	2,910
Other non-current assets	787	938
Total non-current assets	150,085	165,771
TOTAL ASSETS	$245,229	$259,605

LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade payables	3,325	3,361
Employees and payroll accruals	11,935	10,165
Lease liabilities - current portion	1,325	2,186
Accrued expenses and other current liabilities	5,183	5,474
Total current liabilities	21,768	21,186
Long-term debt	20,000	20,000
Lease liabilities - non-current portion	814	1,636
Other non-current liabilities	9,113	6,554
Warrants liability	613	4,301
Total non-current liabilities	30,540	32,491
TOTAL LIABILITIES	52,308	53,677
COMMITMENTS AND CONTINGENT LIABILITIES
Common stock: $0.0001 par value - Authorized: 500,000,000 at September 30, 2023, and December 31, 2022; Issued and outstanding: 140,136,905 and 133,882,414 at September 30, 2023, and December 31, 2022, respectively	13	13
Additional paid-in capital	374,047	356,801
Accumulated deficit	(181,139)	(150,886)
Total stockholders’ equity	192,921	205,928
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$245,229	$259,605

INNOVID, CORP. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except stock and per stock data)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$36,234	$34,469	$101,265	$93,419
Cost of revenues (1)	8,428	8,534	25,284	21,811
Research and development (1)	6,486	7,312	20,479	24,276
Sales and marketing (1)	11,175	13,726	34,272	38,397
General and administrative (1)	9,753	9,046	28,327	30,456
Depreciation, amortization and long-lived assets impairment	4,714	1,882	8,808	3,481
Goodwill impairment	—	—	14,503	—
Operating loss	(4,322)	(6,031)	(30,408)	(25,002)
Finance (income) expenses, net	(290)	4,962	(3,013)	(10,655)
Loss before taxes	(4,032)	(10,993)	(27,395)	(14,347)
Taxes on income	(1,301)	839	2,858	634
Net loss	(2,731)	(11,832)	(30,253)	(14,981)

Net loss attributable to common stockholders	$(2,731)	$(11,832)	$(30,253)	$(14,981)
Net (loss) income per stock attributable to common stockholders
Basic and diluted	$(0.02)	$(0.09)	$(0.22)	$(0.12)
Weighted-average number of stock used in computing net (loss) income per stock attributable to common stockholders
Basic and diluted	139,607,389	132,959,511	137,826,099	129,768,724

(1) Exclusive of depreciation, amortization, long-lived assets and goodwill impairment presented separately.

INNOVID, CORP. AND ITS SUBSIDIARIES CONDENSED STATEMENTS OF CHANGES IN TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
(In thousands, except stock data)

	Common stock		Additional paid-in capital	Accumulated deficit	Total stockholders’ equity
	Number	Amount
Balance as of December 31, 2021	119,017,380	$12	$293,719	$(132,476)	$161,255
Common stock and equity awards issued for acquisition of TVS	11,549,465	1	47,151	—	47,152
Stock-based compensation	—	—	1,496	—	1,496
Stock options exercised	1,521,927	—	462	—	462
Net loss	—	—	—	(7,449)	(7,449)
Balance as of March 31, 2022 (unaudited)	132,088,772	$13	$342,828	$(139,925)	$202,916
Stock-based compensation	—	—	4,628	—	4,628
Stock options exercised	322,943	—	174	—	174
Net income	—	—	—	4,300	4,300
Balance as of June 30, 2022 (unaudited)	132,411,715	$13	$347,630	$(135,625)	$212,018
Stock-based compensation	—	—	4,612	—	4,612
Stock options exercised and RSUs vested	1,080,799	—	181	—	181
Net loss	—	—	—	(11,832)	(11,832)
Balance as of September 30, 2022 (unaudited)	133,492,514	$13	$352,423	$(147,457)	$204,979

	Common stock		Additional paid-in capital	Accumulated deficit	Total stockholders’ equity
	Number	Amount
Balance as of December 31, 2022	133,882,414	$13	$356,801	$(150,886)	$205,928
Stock-based compensation	—	—	4,897	—	4,897
Stock options exercised and RSUs vested	2,734,320	—	250	—	250
Net loss	—	—	—	(8,563)	(8,563)
Balance as of March 31, 2023 (unaudited)	136,616,734	$13	$361,948	$(159,449)	$202,512
Stock-based compensation	—	—	5,658	—	5,658
Stock options exercised and RSUs vested	2,120,370	—	364	—	364
Net loss	—	—	—	(18,959)	(18,959)
Balance as of June 30, 2023 (unaudited)	138,737,104	$13	$367,970	$(178,408)	$189,575
Stock-based compensation	—	—	5,919	—	5,919
Stock options exercised and RSUs vested	1,399,801	—	158	—	158
Net loss	—	—	—	(2,731)	(2,731)
Balance as of September 30, 2023 (unaudited)	140,136,905	$13	$374,047	$(181,139)	$192,921

INNOVID, CORP. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except stock and per stock data)

	Nine Months Ended September 30
	2023	2022
Cash flows from operating activities:	(Unaudited)	(Unaudited)
Net loss	$(30,253)	$(14,981)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and long-lived assets impairment	8,808	3,481
Goodwill impairment	14,503	—
Stock-based compensation	15,470	9,956
Change in fair value of warrants	(3,688)	(11,382)
Changes in operating assets and liabilities
Trade receivables, net	94	(1,294)
Prepaid expenses and other current assets	(1,167)	514
Operating lease right of use assets	1,351	1,332
Trade payables	(36)	(1,032)
Employees and payroll accruals	1,770	2,227
Operating lease liabilities	(1,683)	(1,782)
Accrued expenses and other current liabilities	2,268	2,872
Net cash provided by / (used in) operating activities	7,437	(10,089)
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	(99,568)
Internal use software capitalization	(7,795)	(6,975)
Purchase of property and equipment	(395)	(282)
Withdrawal of short-term bank deposits	10,000	—
Increase in deposits	77	38
Net cash provided by / (used in) investing activities	1,887	(106,787)
Cash flows from financing activities:
Proceeds from loans	20,000	9,000
Repayment of loans	(20,000)	—
Payment of SPAC merger transaction costs	—	(3,185)
Proceeds from exercise of options	772	817
Net cash provided by financing activities	772	6,632
Increase (decrease) in cash, cash equivalents, and restricted cash	10,096	(110,243)
Cash, cash equivalents, and restricted cash at the beginning of the period	37,971	157,158
Cash, cash equivalents, and restricted cash at the end of the period	$48,067	$46,915
Supplemental disclosure of cash flows activities:
(1) Cash paid during the period for:
Income taxes paid, net of tax refunds	$1,129	$727
Interest	$1,141	$371
(2) Non-cash transactions:
Business combination consideration paid in stock	$—	$47,152
Reconciliation of cash, cash equivalents, and restricted cash reported within the condensed consolidated balance sheets
Cash and cash equivalents	47,680	46,509
Long-term restricted deposits	387	406
Total cash, cash equivalents, and restricted cash shown in the condensed consolidated statements of cash flows	$48,067	$46,915

Key Metrics and Non-GAAP Financial Measures
In addition to our results determined in accordance with US GAAP, we believe that certain non-GAAP financial measures, including Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA Margin and Free Cash Flow are useful in evaluating our business. The following table presents a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable financial measure prepared in accordance with GAAP.

Adjusted EBITDA

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2023	2022	2023	2022
Net loss	$(2,731)	$(11,832)	$(30,253)	$(14,981)
Net loss margin	(8)%	(34)%	(30)%	(16)%
Depreciation, amortization and long-lived assets impairment	4,714	1,882	8,808	3,481
Goodwill impairment	—	—	14,503	—
Stock-based compensation	5,605	4,322	15,563	10,052
Finance (income) expenses, net (a)	(290)	4,962	(3,013)	(10,655)
Transaction related expenses (b)	—	—	—	392
Acquisition related expenses (c)	—	—	—	4,971
Retention bonus expenses (d)	119	1,290	564	2,290
Legal claims	420	664	1,076	1,099
Severance cost (e)	—	—	845	—
Other	(80)	739	192	915
Taxes on income	(1,301)	839	2,858	634
Adjusted EBITDA	$6,456	$2,866	$11,143	$(1,802)
Adjusted EBITDA margin	17.8%	8.3%	11.0%	(1.9)%

(a) Finance income, net consists mostly of remeasurement related to revaluation of our warrants, remeasurement of our foreign subsidiary’s monetary assets, liabilities and operating results, and our interest expense.
(b) Transaction related expenses consist of costs related to the SPAC merger transaction.
(c) Acquisition related expenses consists of professional fees associated with the acquisition of TVS.
(d) Retention bonus expenses consists of retention bonuses for TVS employees.
(e) Severance cost is related to the personnel reductions that occurred during the first quarter of 2023.

Free Cash Flow

We define Free Cash Flow as net cash provided by operating activities less capital expenditures.

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net cash provided by operating activities	6,489	5,812	7,437	(10,089)
Capital expenditures	(2,410)	(3,520)	(8,190)	(7,257)
Free Cash Flow	$4,079	$2,292	$(753)	$(17,346)
Operational Metrics
In addition, Innovid’s management considers the number of core clients, annual core clients retention and annual core clients net revenue retention in evaluating the performance of the business. These metrics are reported annually. Prior to our acquisition of TVS in 2022, our definition of a core client included only advertisers that generated at least $100,000 revenue in a twelfth-months period. Following our acquisition of TVS, we have included publishers as core clients.